                                                                  Rule 424(b)(3)
                                                      Registration No.  33-50463

                  PRICING SUPPLEMENT NO. 1367 DATED June 23, 1995
                  TO PROSPECTUS SUPPLEMENTAL DATED APRIL 13, 1995
                    AND BASE PROSPECTUS DATED OCTOBER 22, 1993


 Principal Amount:            $4,000,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           6/28/95


 Maturity Date:                 6/15/99


 Interest Rate:                 6.250% per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


 Agent's Commission:            0.45%


 Form of Note
 (Book-Entry or Certificated):  Book-Entry


 Other Terms:                   Lehman Brothers acting as agent for the Company





Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $800,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $427,605,000 Series C have been issued.